news release

GODADDY REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2015 RESULTS
Q4 Revenue up 14% on Growing Customers and ARPU
Unlevered Free Cash Flow Jumps 54% in 2015

SCOTTSDALE, Ariz., February 17, 2016 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest technology provider dedicated to small businesses, today reported financial results for the fourth quarter and year ended December 31, 2015.
“GoDaddy posted strong top-line growth and exceptional cash flow throughout 2015. Our revenue topped $1.6 billion and we delivered nearly $300 million in unlevered free cash flow, up 54% from 2014. We now serve 14 million customers globally with localized products and customer care, and with our recent launch across Asia, we now operate in 53 markets and 26 languages. With a huge addressable market of small businesses, a proven strategy and consistent execution, we're well positioned for continued growth at scale in 2016 and beyond,” said Blake Irving, GoDaddy Chief Executive Officer.
Fourth Quarter Financial Highlights

•	Revenue of $425.4 million, up 14.4% year over year, or approximately 16.7% on a constant currency basis.

•	Total Bookings of $464.0 million, up 13.3% year over year, or approximately 16.7% on a constant currency basis.

•	Adjusted EBITDA of $73.5 million, up 30.3% year over year.

•	Unlevered free cash flow of $52.3 million, up 146.7% year over year.

•	Customers were 13.8 million at December 31, 2015, up 8.7% year over year.

•	Annual ARPU of $121, up 6.3% year over year.

	Three Months Ended December 31,			Twelve Months Ended December 31,
in millions, except ARPU	2015	2014	Change	2015	2014	Change
GAAP Results
Revenue	$425.4	$371.7	14.4%	$1,607.3	$1,387.3	15.9%
Net loss (1)	$(0.5)	$(26.8)	NM	$(120.4)	$(143.3)	NM
Net cash provided by operating activities				$259.4	$180.6	43.6%
Non-GAAP Results
Total Bookings	$464.0	$409.6	13.3%	$1,914.2	$1,675.2	14.3%
Adjusted EBITDA	$73.5	$56.4	30.3%	$337.4	$271.5	24.3%
Unlevered Free Cash Flow	$52.3	$21.2	146.7%	$294.1	$191.3	53.7%
Customers (at period end)	13.8	12.7	8.7%	13.8	12.7	8.7%
ARPU (Average revenue per user)	$121	$114	6.3%	$121	$114	6.3%

(1)
Net loss for the twelve months ended December 31, 2015 includes $51.1 million of costs consisting of $29.7 million in termination payments made in connection with the completion of our IPO and the $21.4 million loss on debt extinguishment associated with the prepayment of the $300 million senior note.

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Fourth Quarter Operating Highlights

•	Domains revenue of $218.1 million, up 9.5% year over year.

•	Hosting and Presence revenue of $155.5 million, up 12.7% year over year.

•	Business Applications revenue of $51.8 million, up 50.1% year over year.

•	International revenue of $110.6 million, up 16.9% year over year, or approximately 25.3% on a constant currency basis.

•	GoDaddy launched localized websites, product offerings and customer care across Asia in January. GoDaddy now operates in 10 languages and 14 markets in Asia and 26 languages and 53 markets globally.

•	GoDaddy now has 62 million domains under management, representing over 20% of the global total.

Balance Sheet
At December 31, 2015, total cash and cash equivalents and short-term investments were $352.5 million, total long-term debt outstanding, including current portion, was $1,044.0 million, gross debt was $1,083.5 million and net debt was $731.0 million.
Business Outlook
For the first quarter ending March 31, 2016, the Company expects revenues in the range of $428 - $432 million and adjusted EBITDA in the range of $111 - $114 million.
For the full year ending December 31, 2016, the Company expects revenues in the range of $1,820 - $1,845 million and adjusted EBITDA in the range of $400 - $410 million.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss fourth quarter 2015 results at 5:00 p.m. Eastern Time on February 17, 2016. To hear the call, dial (877) 201-0168 in the United States or (647) 788-4901 from international locations, with passcode 21399236. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP financial measures to their nearest GAAP equivalent, will be available through the Company's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: any projections of product or service availability, technology

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developments, customer growth, addressable market size or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations; any statements regarding future economic conditions; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's prospectus dated March 31, 2015, filed with the SEC on April 1, 2015, which is available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes financial measures defined as "non-GAAP financial measures" by the SEC including Total Bookings, Adjusted EBITDA, Unlevered Free Cash Flow, Average Revenue Per User (ARPU) and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting and non-recurring expenses.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents gross cash receipts from the sale of products to customers in a given period before giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial

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sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Adjusted EBITDA. Adjusted EBITDA is a measure of our performance aligning our bookings and operating expenditures, and is the primary metric management uses to evaluate the profitability of our business. We calculate adjusted EBITDA as net loss excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability, equity-based compensation expense, change in deferred revenue including the impact of realized gains or losses from the hedging of bookings in foreign currencies, change in prepaid and accrued registry costs, acquisition and sponsor-related costs and a non-recurring reserve for sales taxes. As a result of our business model, we typically collect payment at the time of sale and generally recognize revenue ratably over the term of our customer contracts. At the time of a domain sale, we also incur the obligation for the domain name registry fees associated with the customer contract. As a result, sales to customers increase our deferred revenue and prepaid and accrued registry costs. We therefore adjust net loss for changes in deferred revenue and changes in the associated prepaid and accrued registry costs to facilitate a better comparison of our performance from period to period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our performance used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers. The impact of purchase accounting adjustments makes comparisons of ARPU among historical periods less meaningful; however, in future periods, as the effects of purchase accounting decrease, ARPU will become a more meaningful metric.
Net Debt. We define net debt as gross debt less cash and cash equivalents and short-term investments. Gross debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs . We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Constant Currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rate for the corresponding month in the prior period, excluding any hedging gains realized during the period.
About GoDaddy
GoDaddy's mission is to radically shift the global economy toward small businesses by empowering people to easily start, confidently grow and successfully run their own ventures. With 14 million customers worldwide and 62 million domain names under management, GoDaddy gives small business owners the tools to name their idea, build a beautiful online presence, attract customers and manage their business. To learn more about the Company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Domains	$218.1	$199.2	$840.8	$763.3
Hosting and presence	155.5	138.0	592.0	507.9
Business applications	51.8	34.5	174.5	116.1
Total revenue	425.4	371.7	1,607.3	1,387.3
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	145.0	133.8	565.9	518.4
Technology and development	69.0	66.1	270.2	250.8
Marketing and advertising	51.4	43.0	202.2	164.7
Customer care	54.3	49.9	221.5	190.5
General and administrative (2)	50.5	41.8	219.7	172.0
Depreciation and amortization	42.4	39.8	158.8	152.8
Total costs and operating expenses	412.6	374.4	1,638.3	1,449.2
Operating income (loss)	12.8	(2.7)	(31.0)	(61.9)
Interest expense	(14.5)	(23.7)	(69.2)	(85.0)
Loss on debt extinguishment	—	—	(21.4)	—
Other income (expense), net	0.3	(0.2)	1.0	0.8
Loss before income taxes	(1.4)	(26.6)	(120.6)	(146.1)
Benefit (provision) for income taxes	0.9	(0.2)	0.2	2.8
Net loss	(0.5)	(26.8)	(120.4)	(143.3)
Less: net loss attributable to non-controlling interests	(0.6)	—	(44.8)	—
Net income (loss) attributable to GoDaddy Inc.	$0.1	$(26.8)	$(75.6)	$(143.3)
Net income (loss) per share of Class A common stock(3)	$0.00	$(0.21)	$(0.81)	$(1.11)
Weighted-average shares of Class A common stock outstanding(3)	66,244	38,826	58,676	38,826
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$5.7	$3.2	$18.2	$10.4
Marketing and advertising	1.6	1.0	6.1	6.1
Customer care	0.8	0.3	2.9	0.8
General and administrative	3.8	3.4	13.2	12.8

(2)
General and administrative for the twelve months ended December 31, 2015 includes $29.7 million of additional expenses related to certain termination payments made in connection with the completion of our initial public offering (IPO).

(3)
Amounts for periods prior to our IPO have been retrospectively adjusted to give effect to the reorganization transactions that occurred prior to the completion of our IPO. The prior period amounts do not consider the 26,000 shares of Class A common stock sold in our IPO. For purposes of calculating loss per share for periods prior to our IPO, including the twelve months ended December 31, 2015 for which a portion of the period preceded our IPO, we treated the reorganization transactions as a merger of entities under common control. Therefore, we have retrospectively reflected loss per share as though these transactions had occurred as of the earliest period presented. For purposes of calculating net loss per share of Class A common stock for all periods prior to our IPO, we allocated our historical net loss between the Class A stockholders and the non-controlling interest based on their respective share ownership. For these allocations, the weighted average shares of Class A common stock outstanding was based upon the number of LLC units exchanged in the reorganization transactions, while the weighted average shares of Class B common stock outstanding for the non-controlling interest was based upon the LLC units held by the continuing owners. As of December 31, 2015, we have a total of 157,481 shares of common stock outstanding, consisting of 67,083 shares of Class A common stock and 90,398 shares of Class B common stock as shown in a separate table at the end of this release.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$348.0	$139.0
Short-term investments	4.5	3.0
Accounts and other receivables	4.8	3.5
Registry deposits	18.7	17.8
Prepaid domain name registry fees	292.6	272.8
Prepaid expenses and other current assets	25.3	23.3
Total current assets	693.9	459.4
Property and equipment, net	225.0	220.9
Prepaid domain name registry fees, net of current portion	163.7	152.8
Goodwill	1,663.4	1,661.2
Intangible assets, net	735.3	749.7
Other assets	12.1	14.3
Deferred tax assets	5.4	2.4
Total assets	$3,498.8	$3,260.7
Liabilities and stockholders'/members’ equity
Current liabilities:
Accounts payable	$39.4	$31.9
Accrued expenses and other current liabilities	146.6	114.5
Current portion of deferred revenue	937.7	821.4
Current portion of long-term debt	4.2	4.4
Total current liabilities	1,127.9	972.2
Deferred revenue, net of current portion	478.5	429.2
Long-term debt, net of current portion	1,039.8	1,410.4
Payable to related parties pursuant to tax receivable agreements(1)	151.6	—
Other long-term liabilities	34.3	38.5
Commitments and contingencies
Stockholders'/members' equity:
Members' interest	—	410.4
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	—
Class B common stock, $0.001 par value	0.1	—
Additional paid-in capital	454.6	—
Accumulated other comprehensive income	3.2	—
Accumulated deficit	(32.2)	—
Total stockholders' equity attributable to GoDaddy Inc./members' equity	425.8	410.4
Non-controlling interests	240.9	—
Total stockholders'/members’ equity	666.7	410.4
Total liabilities and stockholders'/members’ equity	$3,498.8	$3,260.7

(1)
Under the terms of the tax receivable agreements (TRAs) with our pre-IPO owners, we are required to pay 85% of the amount of the calculated tax savings we expect to realize in connection with certain transactions involving those owners. We recorded an initial TRA liability of $170.4 million in the second quarter of 2015. During the fourth quarter of 2015, we corrected an immaterial error in the determination of the TRA liability and reduced this liability to $151.6 million, with substantially all of the offset recorded to stockholders’ equity.

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Twelve Months Ended December 31,
	2015	2014
Operating activities
Net loss	$(120.4)	$(143.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	158.8	152.8
Equity-based compensation	40.4	30.1
Amortization of original issue discount and debt issuance costs	7.9	9.1
Loss on debt extinguishment	21.4	—
Other	4.1	1.3
Changes in operating assets and liabilities, net of amounts acquired:
Accounts and other receivables	(1.2)	1.8
Registry deposits	(0.9)	(2.7)
Prepaid domain name registry fees	(30.7)	(21.6)
Prepaid expenses and other current assets	1.4	7.0
Other assets	(7.6)	(6.6)
Deferred taxes	(3.1)	(6.8)
Accounts payable	13.5	8.5
Accrued expenses and other current liabilities	9.5	(22.3)
Deferred revenue	165.6	166.4
Other long-term liabilities	0.7	6.9
Net cash provided by operating activities	259.4	180.6
Investing activities
Purchases of short-term investments	(7.3)	(9.0)
Maturities of short-term investments	5.8	9.2
Business acquisitions, net of cash acquired	(66.2)	(40.7)
Purchase of intangible assets	(23.5)	—
Purchases of property and equipment, excluding improvements	(45.3)	(51.9)
Purchases of leasehold and building improvements	(10.5)	(16.0)
Other	1.1	1.1
Net cash used in investing activities	(145.9)	(107.3)
Financing activities
Proceeds received from:
Issuance of Class A common stock sold in initial public offering, net of offering costs	482.4	(1.8)
Option and warrant exercises and other	12.7	2.4
Issuance of Class A common stock under employee stock purchase plan	11.5	—
Term loan	—	263.8
Revolving credit loan	—	75.0
Payments made for:
Distributions to unit and option holders	(0.8)	(349.0)
Repayment of senior note	(300.0)	—
Repayment of revolving credit loan	(75.0)	—
Repayment of term loan	(11.0)	(7.6)
Financing-related costs	(13.5)	(8.4)
Other financing obligations	(10.6)	(4.1)
Net cash provided by (used in) financing activities	95.7	(29.7)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	—
Net increase in cash and cash equivalents	209.0	43.6
Cash and cash equivalents, beginning of period	139.0	95.4
Cash and cash equivalents, end of period	$348.0	$139.0

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(in millions)
Total Bookings:
Total revenue	$425.4	$371.7	$1,607.3	$1,387.3
Change in deferred revenue	4.0	9.1	165.9	166.4
Net refunds	33.0	29.1	137.8	116.2
Other	1.6	(0.3)	3.2	5.3
Total bookings	$464.0	$409.6	$1,914.2	$1,675.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(in millions)
Adjusted EBITDA:
Net loss (1)	$(0.5)	$(26.8)	$(120.4)	$(143.3)
Interest expense, net of interest income	14.3	23.7	68.5	84.8
(Benefit) provision for income taxes and adjustments to the TRA liability	(1.5)	0.2	(0.3)	(2.8)
Depreciation and amortization	42.4	39.8	158.8	152.8
Equity-based compensation expense	11.9	7.9	40.4	30.1
Change in deferred revenue	4.0	9.1	165.9	166.4
Change in prepaid and accrued registry costs	2.0	1.4	(30.8)	(20.9)
Acquisition and sponsor-related costs (1)	0.9	1.1	55.3	5.0
Sales tax accrual	—	—	—	(0.6)
Adjusted EBITDA	$73.5	$56.4	$337.4	$271.5

(1)
Net loss for the twelve months ended December 31, 2015 includes $51.1 million of costs, consisting of $29.7 million in sponsor-related termination payments made in connection with the completion of our IPO and the $21.4 million loss on debt extinguishment associated with the prepayment of the $300.0 million senior note.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$61.3	$25.7	$259.4	$180.6
Cash paid for interest	11.8	21.0	59.1	75.4
Cash paid for acquisition and sponsor-related costs	1.0	1.0	31.7	3.2
Capital expenditures	(21.5)	(26.5)	(55.8)	(67.9)
Cash paid for required tax distributions	(0.3)	—	(0.3)	—
Unlevered free cash flow	$52.3	$21.2	$294.1	$191.3

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December 31, 2015
(in millions)
Net Debt:
Current portion of long-term debt	$4.2
Long-term debt	1,039.8
Unamortized original issue discount on long-term debt	36.8
Unamortized debt issuance costs	2.7
Gross debt	1,083.5
Less: Cash and cash equivalents	(348.0)
Less: Short-term investments	(4.5)
Net debt	$731.0

The following table sets forth expenses included in net loss related to the termination payments made in connection with the completion of our IPO and the loss on debt extinguishment related to the prepayment of debt following our IPO:

	Twelve Months Ended December 31,
	2015	2014

	(in millions)
Expenses incurred in connection with our IPO:
Transaction and monitoring fee agreement termination fee	$26.7	$—
Executive chairman services agreement termination fee	3.0	—
Prepayment premium on long-term debt	13.5	—
Write-off of unamortized original issue discount on long-term debt	7.1	—
Write off of unamortized deferred financing costs on long-term debt	0.8	—
	$51.1	$—

Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2015	2014(1)

	(in thousands)
Shares Outstanding:
Class A common stock	67,083	38,826
Class B common stock	90,398	90,177
	157,481	129,003

(1)	Shares for December 31, 2014 have been retrospectively adjusted to give effect to the reorganization transactions that occurred prior to the completion of our IPO.

CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com
© 2016 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net